Exhibit 99.1

Ethan Allen Interiors Inc.
Investor/ Media Contact:	Peg Lupton
(203) 743-8234

ETHAN ALLEN REPORTS RESULTS FOR QUARTER

AND FISCAL YEAR ENDED JUNE 30, 2008

DANBURY, CT., July 23, 2008 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) today reported operating results for the three and twelve months ended June 30, 2008.

Three Months Ended June 30, 2008

Net delivered sales for the quarter ended June 30, 2008 amounted to $235.9 million as compared to $258.5 million in the prior year quarter.  Net delivered sales for the Company’s Retail division were $176.5 million, down 5.9% from the prior year quarter.  Wholesale sales were $147.7 million, down 9.3% from the prior year quarter.  Comparable Ethan Allen design center delivered sales were down 11.1% as compared to the prior year quarter.

For the quarter ended June 30, 2008, diluted earnings per share amounted to $0.39 on net income of $11.1 million, which includes a $2.8 million Retail division restructuring charge relating to the plan announced on January 10, 2008.  Excluding the restructuring charge, diluted earnings per share amounted to $0.45.  This compares to diluted earnings per share and net income of $0.65 and $20.5 million, respectively, in the prior year comparable period.

Year Ended June 30, 2008

For the twelve months ended June 30, 2008, net delivered sales totaled $980 million as compared to $1.0 billion in the prior year comparable period.  Net delivered sales for the Company’s Retail division were $724.6 million, up 3.7% from the prior year.  Wholesale sales were $616.2 million, down 6.1% from the prior year.  Comparable Ethan Allen design center delivered sales were down 3.2% as compared to the prior year comparable period.

For the twelve months ended June 30, 2008, which includes a $6.8 million restructuring and impairment charge, diluted earnings per share amounted to $1.97 on net income of $58.1 million.  This compares to diluted earnings per share and net income of $2.15 and $69.2 million respectively, for the prior year, which included a $13.4 million restructuring and impairment charge.  Excluding the impact of the impairment and restructuring charges in both periods, diluted earnings per share amounted to $2.12 in the current year period as compared to $2.41 in the prior year comparable period.

Farooq Kathwari, Chairman and CEO, commented, “We are pleased with the progress we have made during the fiscal year.  We are gratified with our superior financial performance in a very challenging economic environment.  More importantly, we have undertaken numerous initiatives to position us for growth as an interior design based enterprise.  In our Retail Division, initiatives include the implementation of the design team concept, the conversion of twelve design centers to design studios, the restructuring of the retail design service center network, closing of twelve Retail Division design centers in underperforming markets, and opening of a record number of eighteen new design centers, including relocations.  In other areas of our vertically integrated structure, we have improved our product offerings; launched a major national and regional advertising campaign relating to our interior design services; made major improvements to our information systems including development of a new website, and strengthened our manufacturing and logistics base.”

Commenting on the outlook for fiscal 2009, Mr. Kathwari stated, “In these challenging times it makes sense to be prepared for further softening of the economy and also be ready for the next upturn.  The initiatives we have taken position us well.  As far as our financial performance is concerned, we expect to continue to do relatively well.”

Ethan Allen Interiors Inc. (NYSE:  ETH) is an interior design business providing complimentary design service and one-stop shopping convenience through a dedicated international network of 295 retail locations, which are referred to as design centers and design studios.  Ethan Allen owns nine manufacturing facilities, including two saw mills, in the United States and one in Mexico.

The Company will conduct a Conference Call at 11:00 AM (Eastern) on Wednesday, July 23rd.  The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

The webcast and transcript of the July 9, 2008 Investor Conference presentation is also available at http://ethanallen.com/investors.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties.  Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements.  The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(In millions)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07
Net Sales	$235.9	$258.5	$980.0	$1,005.3
Gross Margin	54.2%	53.4%	53.7%	52.4%
Operating Margin	8.1%	12.5%	9.8%	11.1%
Operating Margin (ex restructuring & impairment charge)	9.3%	12.5%	10.5%	12.4%
Net Income	$11.1	$20.5	$58.1	$69.2
Net Income (ex restructuring & impairment charge)	$12.9	$20.5	$62.4	$77.7

Operating Cash Flow	$18.9	$49.3	$86.1	$119.2
Capital Expenditures	$13.7	$11.6	$60.0	$59.1
Acquisitions	$1.0	$3.9	$7.8	$15.3
Treasury Stock Repurchases (settlement date basis)	$—	$17.0	$73.2	$51.6

EBITDA	$26.6	$39.5	$124.5	$136.9
EBITDA as % of Net Sales	11.3%	15.3%	12.7%	13.6%
EBITDA (ex restructuring & impairment charge)	$29.4	$39.5	$131.3	$150.3
EBITDA as % of Net Sales (ex restructuring & impairment charge)	12.5%	15.3%	13.4%	15.0%

Selected Financial Data by Business Segment:

	Three Months Ended		Twelve Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07
Retail
Net Sales	$176.5	$187.5	$724.6	$698.6
Operating Margin	(0.9)%	3.5%	(0.4)%	2.2%
Operating Margin (ex restructuring & impairment charge)	0.8%	3.5%	0.6%	2.2%

	Three Months Ended		Twelve Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07
Wholesale
Net Sales	$147.7	$162.8	$616.2	$656.0
Operating Margin	13.9%	15.8%	16.3%	15.1%
Operating Margin (ex restructuring & impairment charge)	13.9%	15.8%	16.3%	17.2%

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months		Twelve Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Net sales	$235,907	$258,531	$980,045	$1,005,312
Cost of sales	107,939	120,543	453,980	478,729
Gross profit	127,968	137,988	526,065	526,583
Operating expenses:
Selling	58,300	59,053	229,590	223,146
General & administrative	47,699	46,662	193,639	178,876
Restructuring & impairment charges	2,843	—	6,836	13,442
Total operating expenses	108,842	105,715	430,065	415,464
Operating income	19,126	32,273	96,000	111,119
Interest & other miscellaneous income	1,413	3,223	7,891	10,369
Interest & other related financing costs	2,920	2,982	11,713	11,762
Income before income tax expense	17,619	32,514	92,178	109,726
Income tax expense	6,519	12,030	34,106	40,499
Net income	$11,100	$20,484	$58,072	$69,227

Basic earnings per share:
Net income per share	$0.39	$0.66	$1.98	$2.19
Basic weighted average shares outstanding	28,686	31,056	29,267	31,566

Diluted earnings per share:
Net income per share	$0.39	$0.65	$1.97	$2.15
Diluted weighted average shares outstanding	28,826	31,556	29,470	32,261

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(In thousands)

	June 30,	June 30,
	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$74,376	$147,879
Accounts receivable, net	12,672	14,602
Inventories	186,265	181,884
Prepaid expenses and other current assets	32,860	33,104
Deferred income taxes	4,005	4,960
Total current assets	310,178	382,429

Property, plant, and equipment, net	350,432	322,185
Intangible assets, net	96,823	92,500
Other assets	4,540	5,484
Total Assets	761,973	802,598

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$41	$40
Customer deposits	47,297	52,072
Accounts payable	26,444	26,650
Accrued expenses and other current liabilities	61,720	68,677
Total current liabilities	135,502	147,439

Long-term debt	202,988	202,868
Other long-term liabilities	20,383	12,003
Deferred income taxes	27,327	30,646
Total liabilities	386,200	392,956

Shareholders’ equity	375,773	409,642
Total Liabilities and Shareholders’ Equity	$761,973	$802,598